EXHIBIT 23.2

Consent of Deloitte & Touche LLP, Independent Auditors

We consent to the incorporation by reference in this Registration Statement of Magma Design Automation, Inc. on Form S-8 of our report dated January 8, 2001 on the statements of operations, stockholders’ deficit and cash flow of Moscape, Inc. for the year ended December 31, 1999, appearing in the Annual Report on Form 10-K of Magma Design Automation, Inc. for the year ended March 31, 2002.

/s/    Deloitte & Touche LLP

San Jose, California
July 11, 2002